Exhibit 23.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form F-3 on Form F-1 (Registration No. 333-194519) filed by Elbit Imaging Ltd. of our auditors report dated 8 February, 2018, relating to the financial statements of Insightec Ltd. as of December 31, 2016 and 2017, appearing in the Annual Report on Form 20-F of Elbit Imaging Ltd. for the year ended December 31, 2017.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel
August 23, 2018